Exhibit 10.20

Restricted Stock AWARD NOTICE
under the Jushi HOLDINGS INC.
2019 equity incentive Plan

Pursuant to the Jushi Holdings Inc. Amended 2019 Equity Incentive Plan, as amended June 3, 2020 (the “Plan”), Jushi Holdings Inc., a company organized under the laws of British Columbia (together with any successor, the “Company”), hereby grants, sells and issues to the individual named below, the subordinated voting shares of the common stock (the “Shares”), subject to the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”), the attached Restricted Stock Agreement (the “Agreement”) and the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

Name of Grantee:	[●] (the “Grantee”)

Per Share Grant Price:	USD$[●]

No. of Shares:	USD$[●] worth / [●] subordinate voting shares of the Corporation (the “Shares”)

Grant Date:	[●]

Vesting Commencement Date:	[●] (the “Vesting Commencement Date”)

Vesting Schedule:	[●] of the Shares shall vest and shall cease to subject to a substantial risk of forfeiture on [●] (each such anniversary a “Vesting Date”), provided that the Grantee remains employed and in Continuous Service through such Vesting Date. Notwithstanding the foregoing, (i) in the event that a Change in Control occurs during the Grantee’s Continuous Service, all of the remaining unvested Shares shall become vested as of immediately prior to such Change in Control; and (ii) if Grantee’s Continuous Service is terminated by the Company or an Affiliate without Cause (as defined below), Grantee terminates his Continuous Service for Good Reason (as defined below) or Grantee’s Continuous Service is terminated due to Grantee’s death or Disability, then all of the remaining unvested Shares will become fully vested on such termination date.

For purposes of this Award Notice and the Agreement, “Cause” means with respect to the Grantee: (i) commission of a felony or other crime involving moral turpitude that has been fully adjudicated including all appeals during the Grantee’s Continuous Service; provided, that for the sake of clarity, no action or inaction by Grantee that may be considered a violation of any U.S. federal law prohibiting the sale of cannabis products shall be grounds for any termination by the Company for Cause; or a breach of any applicable fiduciary duty with respect to the Company based on Grantee’s gross negligence or willful misconduct.

For purposes of this Award Notice and the Agreement, “Good Reason” means (i) the assignment to the Grantee of any duties materially inconsistent with his position, including any change in status, title, authority, duties or responsibilities or other action which results in a material diminution in such status, title, authority, duties or responsibilities; (ii) a material reduction in the Grantee’s Base Salary by the Company; (iii) the relocation of the Grantee’s principal office to a location more than fifty (50) miles from his then current principal office; or (iv) Grantee finds a replacement for his position and such replacement is approved by the Board.

Attachments: Restricted Stock Agreement, Amended 2019 Equity Incentive Plan

Restricted Stock Agreement
under the Jushi Holdings INC.
2019 equity incentive Plan

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Award Notice and the Plan.

1.            Grant of Shares; Vesting; Investment Representations.

(a)            Grant. The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, the number of Shares set forth in the Award Notice for the Per Share Grant Price.

(b)            Vesting. Initially, all of the Shares are non-transferable and subject to a substantial risk of forfeiture and are Shares of Restricted Stock. The risk of forfeiture shall lapse with respect to the Shares on the respective dates indicated on the Vesting Schedule set forth in the Award Notice and thereafter such Shares shall be transferable subject to Sections 2 and 3.

(c)            Investment Representations. In connection with the grant of the Shares contemplated by Section 1(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)            The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)            The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)            The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the grant or purchase of the Shares and to make an informed investment decision with respect to such grant or purchase.

(iv)            The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)            The Grantee understands that the Shares are not registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi)            The Grantee has read and understands the Plan and acknowledges and agrees that the Shares are subject to all of the relevant terms of the Plan and this Agreement.

2.            [Intentionally Omitted.]

3.            Company Share Repurchase Option

(a)            Company Share Repurchase Option for Unvested Shares. The Company and/or its assignee(s) will have the right, but not the obligation, to repurchase all or any portion of the unvested Shares of Common Stock (the “Unvested Shares”) purchased pursuant to this Agreement upon termination of Grantee’s employment with the Company and all of its Subsidiaries and Affiliates by the Company or an Affiliate for Cause or by the Grantee without Good Reason (the “Unvested Share Repurchase Option”). The repurchase price for each Unvested Share (the “Unvested Share Repurchase Price”) will be the amount paid by the Grantee for such Unvested Shares pursuant to this Agreement.

(b)            Mechanics of Repurchase.

(i)            The date on which the Company and/or its assignee(s) may exercise the Unvested Share Repurchase Option is the “Repurchase Date” and shall be the 60th day after the event giving rise to the Unvested Share Repurchase Option. The Company and/or its assignee(s) shall have the right to exercise its Unvested Share Repurchase Option by sending written notice of its election to the Grantee on or before the Repurchase Date.

(ii)            If the Company exercises the Unvested Share Repurchase Option, as of the Repurchase Date, the Company and/or its assignee(s) will become the legal and beneficial owner of any Unvested Shares that are repurchased by the Company and/or its assignee(s) (collectively the “Repurchased Shares”) and all rights and interests therein or relating thereto. The Company and/or its assignee(s) will have the right to retain and transfer to their own names the Repurchased Shares and the Grantee will no longer be considered the owner of such Repurchased Shares for record or any other purposes. The Unvested Share Repurchase Price will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by the Grantee to the Company or by any combination of the aforementioned methods. Within 30 days following the Repurchase Date, the Company and/or its assignee(s) will tender payment for the Repurchased Shares. The Grantee agrees to execute and deliver to the Company all documents necessary to transfer ownership of the Repurchased Shares to the Company, including, without limitation, any certificates evidencing such Repurchased Shares.

(c)            Grantee’s Rights. If the Company and/or its assignee(s) exercises the Unvested Share Repurchase Option, as of the Repurchase Date, the Grantee’s only remaining right under this Agreement will be the right to receive the applicable Unvested Share Repurchase Price and the Grantee will have no right whatsoever to retain the Repurchased Shares and will have no rights as a stockholder with respect to such Repurchased Shares. If the Company and/or its assignee(s) do not exercise the Unvested Share Repurchase Option, as of the Repurchase Date, the Grantee’s Shares shall be transferable and no longer subject to a substantial risk of forfeiture.

4.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Restricted Stock Award shall be subject to and governed by all the terms and conditions of the Plan.

5.            Miscellaneous Provisions.

(a)            Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b)            Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to this Award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of this Award. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c)            Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d)            Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia without regard to conflict of law principles.

(f)            Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g)            Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h)            Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(i)            Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j)            Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(k)            Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

[Signature page follows]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date first above written.

JUSHI HOLDINGS INC.

By:
Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Award Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

[●]

Address: